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                                                                   Exhibit 9c(3)


                                   AGREEMENT


                                 by and between

                            NUTRAMAX PRODUCTS, INC.

                                      AND

                               BERNARD J. KORMAN

                                  DATED AS OF

                                OCTOBER 14, 1997
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     AGREEMENT, dated as of October 14, 1997 (the "Agreement"), by and between
                                                   ---------
NutraMax Products, Inc., a Delaware corporation (the "Company") and Bernard J.
                                                      -------
Korman (the "Stockholder").
             -----------

     WHEREAS, the Company, Cape Ann Investors, L.L.C. ("Cape Ann Investors") and
                                                        ------------------
the Stockholder desire to effect a series of transactions including an offer by the Company to repurchase a number of shares to be determined, up to 450,000 shares, of the issued and outstanding Common Stock, par value $.001 per share, of the Company (the "Common Stock") pursuant to a tender offer as further
                     ------------
described herein (the "Tender Offer") and the purchase by the Stockholder of
                       ------------
shares of Common Stock (the "Stock Purchase"), the proceeds from which shall be
                             --------------
used to fund, in part, the consideration paid in the Tender Offer by the Company;

     NOW THEREFORE, in consideration of the foregoing, and of the mutual covenants and agreements set forth herein, the parties hereby agree as follows:

                                   ARTICLE I
                        TENDER OFFER AND STOCK PURCHASE

     Section 1.1.  Tender Offer. (a) Subject to the provisions of this
                   ------------
Agreement, as promptly as practicable, the Company shall commence the Tender Offer, which shall be an issuer tender offer to purchase a number of shares, up to 450,000 shares, of Common Stock to be determined by the Company (the "Offer
                                                                         -----
Number") at a price per share not in excess of a per share price, and not less
------
than a per share price, determined by the Company (the price range from such maximum to minimum price being referred to herein as the "Per Share Price
                                                          ---------------
Range"), net to the seller in cash.  Pursuant to the Tender Offer, the Company
-----
will determine the single per share price, within the Per Share Price Range, net to the seller in cash (such price being referred to as the "Per Share Purchase
                                                            ------------------
Price"), that it will pay for shares properly tendered pursuant to the Tender
-----
Offer, taking into account the number of shares so tendered and the prices specified by the tendering stockholders. The Company will select the lowest Per Share Purchase Price that will allow it to buy the Offer Number of shares of Common Stock (or such lesser number of shares as are properly tendered and not withdrawn at prices within the Per Share Price Range) (such number of shares being the "Purchased Number"). All shares of Common Stock properly tendered at
           ----------------
prices at or below the Per Share Purchase Price and not withdrawn will be purchased at the Per Share Purchase Price, subject to the terms and conditions of the Tender Offer.

     (b) On the date required under applicable rules, the Company shall file with the Securities and Exchange Commission (the "Commission") an Issuer Tender
                                                  ----------
Offer Statement on Schedule 13E-4 (together with all amendments and supplements thereto, the "Tender Offer Statement") with respect to the Tender Offer. The
              ----------------------
Tender Offer Statement shall contain the Offer to Purchase and such other information and exhibits as are required by law. The Tender Offer Statement will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The Company agrees
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promptly to correct any information in the Tender Offer Statement that shall be or shall have become false or misleading in any material respect and the Company further agrees to take all steps necessary to cause the Tender Offer Statement as so corrected to be filed with the Commission and disseminated to the stockholders of the Company as and to the extent required by applicable federal securities laws.

     (c) Subject to the terms and conditions thereof, the Tender Offer shall expire at midnight Eastern time on the date that is 20 business days from the date the Tender Offer is first published, sent or given to holders of Common Stock; provided, however, that the Company may extend the Tender Offer (i) if, at the previously scheduled expiration date of the Tender Offer, any of the conditions to the Company's obligations to accept for payment, and pay for, shares of Common Stock shall not have been satisfied or waived, until such time as such conditions are satisfied or waived, (ii) for any period required by any rule, regulation, interpretation or position of the Commission or the staff thereof applicable to the Tender Offer and (iii) for any reason on one or more occasions for an aggregate period of not more than 5 business days beyond the latest expiration date that would otherwise be permitted under clause (i) or
(ii) of this sentence.

     (d) The obligation of the Company to accept for payment, and pay for, shares of Common Stock properly tendered and not withdrawn prior to the expiration of the Tender Offer shall be subject to the satisfaction or waiver at or prior to the expiration of the Tender Offer of such conditions as the Company, in its discretion (except as set forth below), shall have specified in the Offer to Purchase to be distributed in connection with the Tender Offer. Notwithstanding the foregoing, the Tender Offer shall not be subject to a condition that any minimum number of shares of Common Stock be tendered, but shall be subject to the following conditions: (i) that there shall not have occurred or been threatened any change in the condition (financial or otherwise), business, operations, properties, assets, liabilities, income or prospects of the Company and its subsidiaries, taken as a whole, which is or may be material and adverse to the Company and its subsidiaries, taken as a whole (a "Material Adverse Change") and (ii) Cape Ann Investors shall not have, prior to
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the expiration date, terminated its obligations under Section 2.2 of the
Agreement by and between the Company and Cape Ann Investors dated as of October 14, 1997 (the "Cape Ann Agreement"), in accordance with the terms thereof, as a
               ------------------
result of a Material Adverse Change.

     (e) The Stockholder will not tender any shares of Common Stock beneficially owned by the Stockholder to the Company pursuant to the Tender Offer.

     Section 1.2.  The Stock Purchase.  (a) Subject to the terms and conditions
                   ------------------
hereof, promptly after the Company gives notice to the Depositary (as defined in the Offer to Purchase) of its acceptance of shares for payment pursuant to the Tender Offer, the Stockholder shall purchase from the Company, and the Company shall issue, sell and deliver to the Stockholder, a number of shares of Common Stock equal to 20% of the first $5,000,000 worth of shares purchased pursuant to the Tender Offer at a purchase price per share equal to

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

the Per Share Purchase Price. The shares purchased and sold hereunder shall be validly issued, fully paid and non-assessable, and shall be free and clear of any liens, security interests, pledges, voting agreements, claims, options and encumbrances of every kind, character and description whatsoever ("Encumbrances"), except as contemplated by this Agreement. A number of
  ------------
additional shares of Common Stock equal to the difference obtained by subtracting the number of shares purchased by the Stockholder hereunder from the Purchased Number, will be purchased by Cape Ann Investors and one other purchaser pursuant to separate purchase agreements dated the date hereof.

     (b) The Stockholder shall be entitled, on written notice given to the Company, to terminate his obligations to purchase shares of Common Stock hereunder if Cape Ann Investors has exercised its right to terminate its obligations to purchase shares of Common Stock under Section 2.2 of the Cape Ann Agreement. In the event of any such termination, the Stockholder's obligations under this Section 1.2 shall immediately terminate and be of no further force or effect, but all the other provisions of this Agreement shall survive any such termination and remain in full force and effect.

                                   ARTICLE II
                            COVENANTS OF THE PARTIES

     Section 2.1.  Information from the Stockholder.  The Stockholder shall
                   --------------------------------
promptly provide the Company with any information concerning the Stockholder requested by the Company and required to be included in the Tender Offer Statement.

     Section 2.2.  Cooperation; Further Action.  In the event that any action
                   ---------------------------
is necessary or desirable to carry out the purposes of this Agreement, each party shall take, and shall cause its directors, officers, employees, representatives and agents, as the case may be, to take, all such necessary actions including the execution and delivery of such further instruments and documents as may reasonably be requested by any party for such purposes or otherwise to complete or perfect the transactions contemplated hereby.

                                  ARTICLE III
                         REPRESENTATIONS AND WARRANTIES
                               OF THE STOCKHOLDER

     The Stockholder hereby represents and warrants to the Company as follows:

     Section 3.1.  Authorization Execution and Delivery of Agreement.  The
                   -------------------------------------------------
Stockholder has all requisite power and authority to execute this Agreement, to perform his obligations hereunder and to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by the Stockholder and this Agreement constitutes the legal, valid, binding and enforceable obligation of the Stockholder, subject to applicable bankruptcy, insolvency, moratorium or other similar laws relating to creditor's rights and principles of

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 equity.

     Section 3.2.  No Conflict; No Consent.   The execution and delivery of this
                   -----------------------
Agreement and the consummation of the transactions contemplated hereby do not, and will not, conflict with, or result in any violation of or default under, or permit the acceleration of any obligation under, or the creation or imposition of any Encumbrance on any of the properties or assets of the Stockholder under
(i) any indenture, lease, mortgage, deed of trust, loan agreement or other agreement or instrument, or any permit, license, registration, membership, authorization or qualification from any federal, state, local or foreign governmental or regulatory authority (each an "Authority"), of the Stockholder or (ii) any judgment, order, decree, statute, law, ordinance, rule or regulation of any Authority to which the Stockholder is a party or by which it is bound, other than, in the case of clause (i) above, where such conflict, violation, default, acceleration or Encumbrance would not, individually or in the aggregate, have a material adverse effect on the condition (financial or otherwise), business, operations, properties, assets or liabilities of the Stockholder. Other than as a result of the reporting requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), no consent,
                                                  ------------
approval, order or authorization of, or registration, declaration, filing or notice to, any Authority is required to be made or obtained by the Stockholder in order to execute or deliver this Agreement or to consummate the transactions contemplated hereby.

     Section 3.3.  Investment Purposes.   (a) The Stockholder, by reason of his
                   -------------------
business and financial experience, has such knowledge, sophistication and experience in business and financial matters as to be capable of evaluating the merits and risks of his investment in the shares of Common Stock, and is purchasing the shares hereunder for his own account, for investment only and not with a view to, or any present intention of, effecting a distribution of such securities or any part thereof. The Stockholder acknowledges that the shares to be purchased hereunder have not been registered under the Securities Act of 1933, as amended (the "Securities Act"), or the securities laws of any state or
                       --------------
other jurisdiction and cannot be disposed of unless they are subsequently registered under the Securities Act and any applicable state laws or exemption from such registration is available.

     (b) The Stockholder is an "accredited investor" as that term is defined in Rule 501 promulgated under the Securities Act.

     (c) The Stockholder has had the opportunity to ask questions and to receive answers concerning the financial condition, operations and prospects of the Company and the terms and conditions of the Stockholder's investment, as well as the opportunity to obtain any additional information necessary to verify the accuracy of information furnished in connection therewith that the Company possesses or can acquire without unreasonable effort or expense.

                                   ARTICLE IV
                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY

     The Company hereby represents and warrants to the Stockholder as follows:

     Section 4.1.  Due Organization, etc.   The Company is a corporation duly
                   ---------------------
organized, validly existing and in good standing under the laws of the State of Delaware.

     Section 4.2.  Authorization Execution and Delivery of Agreement.   (a) The
                   -------------------------------------------------
Company has full corporate power and authority to execute this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Company for all purposes. This Agreement has been duly executed and delivered by the Company and this Agreement constitutes the legal, valid, binding and enforceable obligation of the Company, subject to applicable bankruptcy, insolvency, moratorium or other similar laws relating to creditor's rights and principles of equity.

     (b) The shares of Common Stock issuable upon consummation of the Stock Purchase have been duly authorized by all necessary corporate action on part of the Company, and, when issued and delivered by the Company pursuant to this Agreement against payment of the consideration therefor set forth herein, the shares of Common Stock so issued will be validly issued, fully paid and non-assessable and the Stockholder will acquire valid and marketable title to such shares, free and clear of any Encumbrances except as contemplated by this Agreement.

     Section 4.3   No Conflict; No Consent.   Subject to the receipt of a waiver
                   -----------------------
from the lenders under the Company's credit facility, which waiver the Company has been orally advised will be forthcoming promptly, the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby do not, and will not, conflict with, or result in any violation of or default under, or permit the acceleration of any obligation under, or the creation or imposition of any Encumbrance on any of the properties or assets of the Company or any subsidiary of the Company under (i) any provision of the certificate of incorporation or by-laws or similar constituent documents of the Company or any subsidiary of the Company, (ii) any indenture, lease, mortgage, deed of trust, loan agreement or other agreement or instrument, or any permit, license, registration, membership, authorization of qualification from any Authority, of the Company or any subsidiary of the Company or (iii) any judgment, order, decree, statute, law, ordinance, rule or regulation of any Authority to which the Company or any of its subsidiaries is a party or by which any of them is bound, other than, in the case of clause (ii) above, where such conflict, violation, default, acceleration or Encumbrance would not, individually or in the aggregate, have a material adverse effect on the condition (financial or otherwise), business, operations, properties, assets or liabilities of the Company and its subsidiaries, taken as a whole. Other than as a result of the reporting requirements of the Exchange Act, no consent, approval, order or authorization of, or registration, declaration, filing or notice to, any Authority is required to be made or obtained by the Company or any subsidiary of the Company in order to execute or deliver this Agreement or to consummate the transactions contemplated hereby.
                                   ARTICLE V
                            MISCELLANEOUS PROVISIONS

     Section 5.1.  Condition to Agreement.  The agreements and covenants
                   ----------------------
contained herein are subject, in their entirety, to the receipt of the requisite consent or waiver of the lenders referred to in Section 4.3 hereof.

     Section 5.2.  Amendment and Modification.   This Agreement may be amended,
                   --------------------------
modified or supplemented only by written agreement of all parties.

     Section 5.3.  Notices.   Any notice, request, instruction or other document
                   -------
to be given hereunder by a party hereto shall be in writing and shall be deemed to have been given, (i) when received if given in person, or (ii) on the date of transmission if sent by nationally recognized overnight courier, certified or registered mail, return receipt requested or (iii) three days after being deposited in the U.S. mail, postage prepaid:

          (a)  If to the Stockholder, addressed as follows:

               Bernard J. Korman
               Graduate Health System
               22nd and Chestnut Streets
               Philadelphia, Pennsylvania  19103

          (b) If to the Company, addressed as follows:

               NutraMax Products, Inc.
               9 Blackburn Drive
               Gloucester, Massachusetts 01930
               Attention:     Robert F. Burns, Vice President and
                              Chief Financial Officer

               with a copy to:

               Eugene M. Schloss, Jr., Esq.
               1700 Cary Road
               Huntingdon Valley, Pennsylvania  19006-5002

               and



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

               Goodwin, Procter & Hoar, LLP
               Exchange Place
               53 State Street
               Boston, Massachusetts  02109
               Attention:  Joseph L. Johnson III, Esq.

     Section 5.4.  Entire Agreement.  This Agreement constitutes the entire
                   ----------------
agreement, and supersedes all of the prior agreements and undertakings, both written and oral, between or among the parties, or any of them, with respect to the subject matter hereof.

     Section 5.5.  Counterparts.  This Agreement may be executed in two or more
                   ------------
counterparts which together shall constitute a single agreement.

     Section 5.6.  Parties in Interest; Assignment.  This Agreement shall be
                   -------------------------------
binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. No provision of this Agreement, express or implied, is intended to or shall confer upon any other person or entity any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement. This Agreement is not assignable except by consent of each of the parties hereto or operation of law.

     Section 5.7.  Governing Law.  This Agreement and the rights and obligations
                   -------------
of the parties created hereby shall be governed by the internal laws of the State of Delaware without regard to the conflict of law rules thereof.

     Section 5.8.  Captions.  All section titles or captions contained in this
                   --------
Agreement are for convenience only, shall not be deemed a part of this Agreement and shall not affect the meaning or interpretation of this Agreement. All references herein to Sections shall be deemed references to such parts of this Agreement, unless the context shall otherwise require.

     Section 5.9.  Equitable Relief.  Each party acknowledges that, in the event
                   ----------------
of any breach of this Agreement by a party, the other party would be irreparably and immediately harmed and could not be made whole by monetary damages. It is accordingly agreed that, in the event of any breach or threatened breach of the provisions of this Agreement by such party, the other party, in addition to any other remedy to which it may be entitled, shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to compel specific performance of this Agreement. Any requirements for the securing or posting of any bond with respect to such remedy are hereby waived by each of the parties hereto.

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     IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Agreement as of the date first written above.

                                    NUTRAMAX PRODUCTS, INC.


                                    By: /s/ Robert F. Burns
                                        -------------------------------------
                                         Name:  Robert F. Burns
                                         Title: Chief Financial Officer

                                    /s/ Bernard J. Korman
                                    -----------------------------------------
                                    Bernard J. Korman




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